Exhibit 99.1

ImmixBio Announces Positive IMX-110 Phase 1b/2a Interim Clinical Trial Safety Data Demonstrating 100% Completion of Planned Treatment Cycles

●	100% of patients treated with IMX-110 completed planned treatment cycles without drug-related interruptions in its ongoing Phase 1b/2a clinical trial
●	IMX-110 is in clinical development as a monotherapy for soft tissue sarcoma (STS), a $3 billion market expected to grow to $6.5 billion by 2030

TITLE ABOVE IMAGE: 100% of Patients On IMX-110 Completed Planned Treatment Cycles

CAPTION BELOW IMAGE: Immix Biopharma, Inc. (NASDAQ:IMMX)

LOS ANGELES, Jan. 19, 2022 (GLOBE NEWSWIRE) — Immix Biopharma, Inc. (Nasdaq: IMMX) (“ImmixBio”, “Company”, “We” or “Us”), a biopharmaceutical company pioneering Tissue-Specific Therapeutics (TSTx)TM targeting oncology and immuno-dysregulated diseases, today announced positive interim clinical trial safety data demonstrating 100% completion of IMX-110 planned treatment cycles in its ongoing Phase 1b/2a clinical trial. Historically, 43-67% of patients have completed planned treatment cycles with approved drugs used to treat soft tissue sarcoma (STS) according to Demetri et al., 2015, and Schöffski et al., 2016. Completion of planned treatment cycles refers to lack of drug-related interruptions (cycle delays, dose reductions, or dose interruptions due to drug toxicity).

“With standard treatments widely used today, cancer patients face a long list of drug-related debilitating side-effects that cause treatment delays, dose reductions, or dose interruptions due to toxicity, interfering with the ability to treat them effectively,” said Ilya Rachman, MD PhD, CEO of ImmixBio. “In this interim clinical trial update, we are thrilled to report that IMX-110 has been well tolerated. We believe that IMX-110 could become a potentially attractive option to improve the patient experience in oncology in the future.”

The U.S. Food and Drug Administration (“FDA”) has approved orphan drug designation (“ODD”) for IMX-110 for the treatment of soft tissue sarcoma. The FDA has already approved rare pediatric disease (“RPD”) designation to IMX-110 for the treatment of a life-threatening pediatric cancer in children, rhabdomyosarcoma.

About Immix Biopharma, Inc.

Immix Biopharma, Inc. (ImmixBioTM) (Nasdaq: IMMX) is a clinical-stage biopharmaceutical company pioneering a novel class of Tissue-Specific Therapeutics (TSTx)TM targeting oncology and immuno-dysregulated diseases. Our lead asset IMX-110, currently in Phase 1b/2a clinical trials, holds orphan drug designation (ODD) by the FDA for soft tissue sarcoma, and has received Rare Pediatric Disease Designation (RPDD) for the treatment of rhabdomyosarcoma, a life-threatening form of cancer in children. RPPD qualifies ImmixBio to receive fast track review and a priority review voucher (PRV) at the time of marketing approval of IMX-110. Our proprietary SMARxT Tissue-SpecificTM Platform produces drug candidates that circulate in the bloodstream, exit through tumor blood vessels and simultaneously attack all 3 components of the tumor micro-environment (TME). We believe ImmixBio’s TME NormalizationTM technology severs the lifelines between the tumor and its metabolic and structural support. Learn more at www.immixbio.com.

Forward Looking Statements

This press release contains “forward-looking statements” Forward-looking statements reflect our current view about future events. When used in this press release, the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan,” or the negative of these terms and similar expressions, as they relate to us or our management, identify forward-looking statements. Such statements, include, but are not limited to, statements contained in this press release relating to our business strategy, our future operating results and liquidity and capital resources outlook. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward–looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. They are neither statements of historical fact nor guarantees of assurance of future performance. We caution you therefore against relying on any of these forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, without limitation, our ability to raise capital to fund continuing operations; our ability to protect our intellectual property rights; the impact of any infringement actions or other litigation brought against us; competition from other providers and products; our ability to develop and commercialize products and services; changes in government regulation; our ability to complete capital raising transactions; and other factors relating to our industry, our operations and results of operations. Actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We cannot guarantee future results, levels of activity, performance or achievements. The Company assumes no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this release

Contacts

Immix Biopharma, Inc.

Gabriel Morris

Chief Financial Officer

ir@immixbio.com

+1 (888) 958-1084

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